SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

TELEFLEX INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Limerick, Pennsylvania 19468

Notice of Annual Meeting of Stockholders

To Be Held on Friday, April 30, 2004

March 29, 2004

TO THE STOCKHOLDERS OF TELEFLEX INCORPORATED:

      The Annual Meeting of Stockholders of Teleflex Incorporated will be held on Friday, April 30, 2004 at 11:00 a.m. at the Hilton Valley Forge, 251 West DeKalb Pike, King of Prussia, PA 19406, for the following purposes:

1. To elect three directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 26, 2004; and

3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business, Tuesday, March 2, 2004, as the Record Date for the meeting. This means that owners of the Company’s common stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting.

      STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES OR CANADA. YOU MAY ALSO VOTE BY TELEPHONE BY CALLING TOLL FREE 1-800-PROXIES (776-9437), OR VIA THE INTERNET AT WWW.VOTEPROXY.COM.

By Order of the Board of Directors,

STEVEN K. CHANCE, Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROXY STATEMENT
QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
NOMINEES FOR THE BOARD OF DIRECTORS
ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Certain Transactions
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
FIVE-YEAR SHAREHOLDER RETURN COMPARISON
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Non-Cash Compensation Paid to Certain Executive Officers
Option Grants
Option Exercises and Holdings
Pension Plans
Employment Contracts and Termination, Severance and Change-of-Control Arrangements
Director Compensation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF INDEPENDENT AUDITORS
Audit and Non-Audit Fees
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors
OTHER MATTERS

PROXY STATEMENT

      This proxy statement is furnished to stockholders by the Board of Directors of the Company for solicitation of proxies for use at the Annual Meeting of Stockholders on Friday, April 30, 2004. The proxies may also be voted at any adjournment or postponement of the meeting. The expense of this solicitation will be paid by the Company.

      The Company’s principal executive offices are located at 155 S. Limerick Road, Limerick, Pennsylvania 19468. This proxy statement and the enclosed form of proxy were mailed to stockholders approximately on March 29, 2004.

      In addition to use of the mail, some directors, officers and regular employees of the Company may solicit proxies personally by telephone, facsimile, electronic mail, telegram or personal interview. The shares represented by each proxy will be voted in accordance with the instructions in the proxy, unless the proxy is revoked before the meeting. Any proxy may be revoked before it is exercised by providing written notice to the Secretary of the Company or by submitting a new proxy. If no voting instructions are given in the proxy, the shares represented by the proxy will be voted for the election as directors of the nominees listed on page 3 and for the ratification of the appointment of PricewaterhouseCoopers LLP, independent accountants, as the Company’s auditors for the fiscal year ending December 26, 2004.

      Only stockholders of record at the close of business on March 2, 2004 are entitled to vote at the Annual Meeting or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 2, 2004, the Company had outstanding and entitled to vote 40,028,716 shares of common stock.

QUESTIONS AND ANSWERS

1.     What is a “proxy”?

      It is your way of legally designating another person to vote for you. That other person is called a “proxy.” If you designate another person as your proxy in writing, the written document is called a “proxy” or “proxy card.”

2.     What is a “proxy statement”?

      It is a document required by the Securities and Exchange Commission which explains to you why we are asking you to sign a proxy card.

3.     What is a “quorum”?

      A quorum is the minimum number of shareholders who must be present or voting by proxy in order to conduct business at the meeting. A majority of the outstanding shares, whether present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies marked to “abstain” from voting for a proposal or to “withhold” voting for one or more nominees (“abstentions”) and broker non-votes are counted for purposes of determining the presence of a quorum.

4.     What is a “broker non-vote”?

      When brokers and banks which are holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by the tenth day before the Annual Meeting, such brokers and banks may vote those shares only on matters deemed routine by the New York Stock Exchange, such as the election of directors and ratification of the appointment of independent auditors. On non-routine matters, such brokers and banks cannot vote, and there is a so-called “broker non-vote” on that matter.

5.     Who is entitled to vote at the Annual Meeting?

      Stockholders of record at the close of business on March 2, 2004 (the “Record Date”) are entitled to vote at the Annual Meeting. Each owner of record on the Record Date is entitled to one vote for each share of common stock held.

6.     What is the “Record Date”?

      It is the date established by the Board of Directors, as required by law, as the last date for eligibility to vote your shares at the upcoming Annual Meeting. You must be a shareholder of record on that date to vote at the Annual Meeting.

7.     How many votes are required to elect directors or approve any proposals?

      A plurality of the votes cast at the meeting is required to elect directors; that is, the three nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of outstanding shares present, in person or by proxy, is necessary to approve any other proposal. Abstentions will be included in the vote count and have the same effect as voting “against” a proposal. Broker non-votes will not be included in the vote count and will have no effect on the vote.

8.     How do I vote?

      Please sign and date each proxy card which you receive and return it in the prepaid envelope included with your proxy package. Any proxy card which is returned without any markings indicating how you wish to vote will be counted as a vote FOR the election of directors and ratification of PricewaterhouseCoopers LLP as independent auditors for 2004. You may revoke your proxy at any time before the meeting by (a) notifying Steven K. Chance, Secretary, (b) voting in person, by telephone or internet, or (c) returning a second, later-dated, proxy card.

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the Board of Directors shall be composed of not fewer than six nor more than fifteen directors, as fixed by a majority of the entire board from time to time. Effective as of the 2004 Annual Meeting, the board has fixed at ten the number of directors which shall constitute the entire board.

      The Company’s Bylaws also provide for the division of the Board of Directors into three classes as equal in number as possible, with members of each class having a term of office of three years. Accordingly, at the 2004 Annual Meeting of Stockholders, three directors will be elected for three-year terms expiring at the Annual Meeting of Stockholders of the Company in 2007. The board, on recommendation of the Nominating Committee, has nominated Mrs. Barron, Mr. Beckman and Mr. Zug for election for three-year terms.

      It is intended that shares represented by properly executed proxies will be voted for the election of Mrs. Barron, Mr. Beckman and Mr. Zug for terms expiring in 2007. If any nominee becomes unavailable to serve (which is not now anticipated), the persons named in the proxy may vote it for another nominee selected by the Board of Directors. Mrs. Barron and Mr. Beckman are the continuing directors who were elected by the stockholders of the Company.

NOMINEES FOR THE BOARD OF DIRECTORS

CLASS of 2007

Voting is for this class

Patricia C. Barron, 61 Elected in 1998
Retired; Clinical Professor, Stern School of Business, New York University, New York, New York (2000-2003); Vice President, Business Operations, Xerox Corporation (1998); President, Xerox Engineering Systems Division (1994-98); Director, ARAMARK Corporation, Quaker Chemical Company, Ultralife Batteries Corporation and U.S.A.A.

Donald Beckman, 72 Elected in 1981	Of counsel, Beckman and Associates, Philadelphia, PA, attorneys; Special Counsel, Saul Ewing LLP, Philadelphia, PA, attorneys (1993-2001).

James W. Zug, 63 Nominee for the Class of 2007	Retired; Audit Partner, PricewaterhouseCoopers LLP and Coopers Lybrand (1973-2000). Director, Amkor Technology Inc. and Brandywine Group of Mutual Funds.

      The following individuals currently serve as directors in the two other classes. Their terms will end at the Annual Meetings in 2005 and 2006, respectively.

Class Of 2005

Lennox K. Black, 73 Elected in 1971	Chairman of the Company; (Chairman, 1982-present; Chief Executive Officer, 1971-94; January 2000-May 2002).

William R. Cook, 60 Elected in 1998
Retired; President and Chief Executive Officer, Severn Trent Services, Inc., a water and waste utility company (1999-2002); President, Chief Executive Officer and Chief Operating Officer, BetzDearborn, Inc. (1993-98); Director, Quaker Chemical Company.

James W. Stratton, 67 Elected in 1993
Chairman and Chief Executive Officer, Stratton Management Company, an investment advisory and management firm; Chairman and Director of Stratton Monthly Dividend Shares, Stratton Small Cap Value Fund and Stratton Growth Fund, registered investment companies; Director, UGI Corporation and Amerigas Propane.

Class Of 2006

Jeffrey P. Black, 44 Elected in 2002
President and Chief Executive Officer of the Company; (President, December 2000-present; Chief Executive Officer, May 2002-present); President, Teleflex Fluid Systems (1999-2000); President, Teleflex Industrial Group (July-December 2000); Vice President, Teleflex Fluid Systems (1996-99).

Sigismundus W.W. Lubsen, 60 Elected in 1992
Retired; Member of the Executive Board, Heineken N.V., Amsterdam, the Netherlands, a manufacturer of beverage products (1995-2002); Director, Honeywell Holding B.V., Heineken Nederlands Beheer B.V. and Rüttchen Holding B.V. (the Netherlands), Athenian Breweries AB, Ltd.(Greece).

Judith M. von Seldeneck, 63 Elected in 2003
Chairman and Chief Executive Officer, The Diversified Search Companies, a generalist executive search firm and subsidiary of MPS Group, Inc. (1974-present); Director, Tasty Baking Company, Citizens Bank of Pennsylvania; member of Joint Risk Assessment Committee; Greater Philadelphia Chamber of Commerce; Philadelphia Chapter of the National Association of Corporate Directors, Chair.

Harold L. Yoh III, 43 Elected in 2003
Chairman of the Board and Chief Executive Officer of The Day & Zimmermann Group, Inc., a leading global provider of diversified managed services (1999-present); Director, Greater Philadelphia Chamber of Commerce (2002-Present), Chairman (October 2002-October 2003).

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE

      The Board of Directors of the Company met seven times in 2003. Each of the nominees and continuing directors attended at least seventy-five percent of the combined total number of meetings held in 2003 of the Board and committees on which he or she served.

      More than a majority of the directors in office, and all of the nominees for director, are independent (as independence is defined in section 303A(2) of the New York Stock Exchange’s listing standards). All of such independent directors and nominees meet the categorical standards and guidelines set forth in the Corporate Governance Principles which have been adopted by the Board to assist it in making determinations of independence.

      The Board of Directors has established a Governance Committee, Compensation Committee, Audit Committee and Executive Committee, as follows:

Governance Committee. The Governance Committee is composed entirely of independent directors, currently Mrs. Barron and Messrs. Lubsen and Stratton. The committee held two meetings in 2003. The Board of Directors has adopted a written charter for the committee, pursuant to which the committee has responsibility for, among other things, making recommendations to the Board regarding nominees for election as directors, making recommendations to the Board for changes to the Company’s Corporate Governance Principles and oversight of the process by which the Board and its committees evaluate the performance of the Board and management.

To assist the Governance Committee to identify candidates for nomination as directors, the committee sometimes employs a third party search firm. The committee also receives recommendations of candidates from Board members. The new director nominee, Mr. Zug, was introduced by a third party search firm. The committee will consider stockholders’ recommendations of candidates for nomination as directors. Stockholders’ recommendations should be sent to Teleflex Incorporated, 155 S. Limerick Road, Limerick, PA 19468, Attention: Secretary, accompanied by the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement. To be considered by the committee for nomination and inclusion in the proxy statement for the 2005 Annual Meeting, stockholders’ recommendations must be received by the Company’s Secretary no later than November 12, 2004.

Compensation Committee. The Compensation Committee is composed entirely of independent directors, currently Mrs. von Seldeneck and Messrs. Beckman and Lubsen. The committee held five meetings in 2003. The Board of Directors has adopted a written charter for the committee, pursuant to which the committee has responsibility for, among other things, making recommendations to the Board of Directors regarding the Company’s compensation policies, compensation plans and specific compensation arrangements for management executives and directors. The committee is also authorized to grant options and restricted stock awards under the Company’s Stock Compensation Plans. Only a subcommittee of the Compensation Committee, however, comprised solely of directors who qualify as “Non-Employee Directors” under SEC Rule 16b-3 and as “Outside Directors” under the Internal Revenue Service regulation 162-27 issued under section 162(m) of the Internal Revenue Code, is authorized to approve compensation arrangements for senior officers and directors, including the grant of stock options and restricted stock. The subcommittee is currently composed of Mr. Lubsen and Mrs. von Seldeneck.

Audit Committee. The Audit Committee is currently composed of Mrs. Barron, Mr. Cook and Dr. Joseph Gonnella (who will be retiring as of the Annual Meeting). All of the members of the committee are independent directors who also meet the additional independence qualification standards of section 303A(6) of the New York Stock Exchange’s listing standards. The Board of Directors has determined that at least one audit committee member, Mr. Cook, is an audit committee financial expert. The committee held five meetings in 2003. The Board of Directors has adopted a written charter for the committee, pursuant to which the committee has responsibility to, among other things, assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with the legal and regulatory requirements relating to financial reporting and disclosure, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and its independent auditor.

Executive Committee. The Executive Committee is currently composed of Messrs. L.K. Black, J.P. Black and Beckman. Subject to certain exceptions, the committee may exercise the powers of the Board of Directors in the management of the business and affairs of the Company when the Board is not in session.

      The non-management directors (the directors who are not executive officers of the Company) meet regularly, in accordance with a schedule adopted at the beginning of each year and on such additional occasions as a non-management director may request. Such meetings are held in executive session, without the presence of any directors who are executive officers of the Company. The non-management director who has served on the Board continuously for the longest period of time acts as the presiding officer at such meetings. Presently, Mr. Beckman serves as the presiding officer.

      The Board of Directors has adopted a statement of Corporate Governance Principles (which includes the categorical standards and guidelines relating to director independence mentioned above) and a Code of Ethics for all Company directors, officers and employees. The Corporate Governance Principles, the Code of Ethics and the Committee Charters referred to above are posted on the Company’s website (www.teleflex.com). These documents are also available in print form to any shareholder who requests them. Requests should be sent to the Legal Department at Teleflex Incorporated, 155 S. Limerick Road, Limerick, PA 19468.

      Interested persons may communicate directly and confidentially with the presiding officer of the non-management directors’ meetings, the non-management directors as a group or the Chairman or other members of the Audit Committee through the Teleflex Ethics Hotline — 1-800-883-1499.

CERTAIN TRANSACTIONS

      Mr. Beckman, a director, is of counsel to Beckman and Associates, a law firm which provided legal services to the Company in 2003 amounting to $178,000 in fees.

      Mr. J.P. Black, President and Chief Executive Officer, and a director of the Company, owns 46% of the common stock of Sovereign Capital Group, whose subsidiary is a supplier of goods to the Company. In 2003, the aggregate revenue from such sales was $416,000, representing 6% of the annual revenue of Sovereign Capital Group.

      Mr. Stratton, a director of the Company, is an executive officer of Stratton Management Company, which provided management advisory services to the Company’s retirement funds in 2003.

AUDIT COMMITTEE REPORT

      During 2003, the Audit Committee included James W. Stratton until April 2003, at which time Mr. Stratton tendered his resignation. Mrs. Patricia C. Barron was appointed to the Audit Committee to fill the vacancy. Each of the members of the Audit Committee is independent (as defined in the listing standards of the New York Stock Exchange).

      In carrying out its responsibilities with respect to the Company’s financial reporting for the year ended December 28, 2003, the Audit Committee has:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2003 with management;

•	reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2003 with the independent auditors, PricewaterhouseCoopers LLP;

•	discussed with the independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Accounting Standards, AU Sec. 380, as amended by SAS No. 90);

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and discussed with the independent auditors its independence; and

•	based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report for the year ended December 28, 2003 on Form 10-K for filing with the Securities and Exchange Commission.

WILLIAM R. COOK, CHAIRMAN      JOSEPH S. GONNELLA, M.D.      PATRICIA C. BARRON

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company’s compensation policy with respect to its senior management is to offer competitive compensation opportunities based on individual and corporate performance. Compensation of senior managers is fixed by the Board of Directors upon the recommendations of the Compensation Committee, which are developed in consultation with the Chief Executive Officer. The compensation package for senior management is composed of three parts, Salaries, Bonuses and Long-term Incentive Compensation, as follows:

•	Salaries are set in amounts comparable to base salaries of executives with similar responsibilities in comparable companies engaged in similar businesses. Comparative data is drawn from independent surveys of executive compensation of manufacturing companies on average comparable in size to the Company. There is no material correlation between the companies included in the surveys and the companies included in the indices shown in the graph of Market Performance at page 10. Generally, the Company fixes salaries at approximately the midpoint of the average compensation for positions of comparable responsibility reported by the surveyed companies, adjusted in appropriate cases to reflect the level of experience or expertise of particular individuals. While individual performance of each executive has some effect on his or her salary determination, in the case of executive officers, it is of relatively modest consequence. Nor is corporate financial performance a material factor in setting executive salaries. The Company regards salaries as a base for compensation and relies on the annual bonus and long-term incentive compensation to reward fairly and to provide an incentive for excellence of service and loyalty.

•	Bonuses are awarded shortly after the close of each year to selected managerial personnel based upon the Company’s financial performance and the executive’s individual performance and contributions in that year. In the case of bonus participants below the level of executive officer, allocations are made on predetermined formulae, which vary among the Company’s divisions, designed to reflect primarily the contribution to the Company’s profits for that year by the division or other unit of which the participant is a member. The primary factor considered is the relative profitability of the division or unit of the Company’s operations for which the manager is responsible. This factor generally accounts for approximately 60% of the award. Another approximately 20% of the award is based on other measures of improvements in the operations of the division or unit (such as return on average assets or improvement of working capital as a percentage of sales). The remaining approximately 20% of the award is based on the executive’s individual achievement of specific objectives or goals. Such goals are set early in each year in consultation with the senior officer to whom the executive reports and generally relate to specific profitability, sales, product quality or productivity standards which are objectively measurable. Bonus awards to executive officers, however, are based on a subjective evaluation and determination by the Compensation Committee in consultation with the Chief Executive Officer. A principal consideration is the relative profitability in the preceding year of the Company and any division or other unit for which an executive officer has responsibility, but factors other than corporate financial performance may be given equal or even greater weight in individual cases. These factors include consideration of the accomplishment of operational missions, such as expansion of product lines or market shares or geographical or industry penetration, new product development, improvements in efficiency of operations, accomplishment of strategically significant corporate acquisitions and other matters. Many of these corporate missions or objectives are identified in the preceding year, but others develop during the course of time, responding to often unanticipated outside influences which affect the Company’s business. Accordingly, the Committee does not measure performance against preset goals in the case of bonus awards to executive officers, but goals and objectives are established early in each year by each senior executive in consultation with the Chief Executive Officer (or, in the case of the Chief Executive Officer, in consultation with the Compensation Committee and the Board of Directors). No executive is assured of any minimum bonus, and the Company’s present policy is that an executive’s bonus may not exceed 50% of his or her salary except in the case of senior officers (whose bonus limitation is 80% of salary) and the chief executive officer (whose bonus limitation is 90% of salary).

•	Long-term incentive compensation consists of awards of stock options and restricted stock under the Company’s Stock Compensation Plans. Awards have been granted to recognize and reward exceptional individual performance or to directly link a portion of an executive’s compensation to shareholder returns over a future period of continued service. Typically, awards have not been based on any preset formulae or entitlement standard but have reflected the Compensation Committee’s subjective perception of specific executives’ individual contributions to the Company’s successful performance in the preceding year or the Committee’s determination that specific executives who undertake new or special responsibilities should receive a portion of their compensation over a period of time dependent on the increase in value of the Company’s shares. The Compensation Committee, however, has granted restricted stock awards to a limited number of senior executives pursuant to a plan adopted at the beginning of a multi-year period, which entitled the executives to awards of specified numbers of shares, contingent upon the Company’s achievement of specified goals for increased revenue, operating margins, return on equity and earnings per share during such period.

      The compensation for 2003 of Jeffrey P. Black, President and Chief Executive Officer of the Company, consisted of salary, bonus, and long-term compensation in the form of restricted stock and stock options. On March 3, 2003, upon Mr. Black’s recommendation, the Compensation Committee fixed his salary for 2003 at $530,000, reflecting no change from his then current salary which had been adjusted on May 9, 2002 when he assumed the duties of Chief Executive Officer. On March 3, 2003, he was granted a restricted stock award of 2,800 shares and a stock option for 50,000 shares under the Company’s Stock Compensation Plan. On March 1, 2004, the Compensation Committee recommended to the Board a $190,000 bonus for Mr. Black. In making these determinations, the Committee applied the principles described above. Principal factors on which these determinations were based were the Company’s financial performance during the year immediately preceding each of these actions, as well as Mr. Black’s individual performance during those periods.

      Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation received in a year by each of the Company’s five most highly compensated executive officers,

exclusive of compensation which qualifies as “performance-based” or falls within other exceptions provided in the statute. Awards under the Company’s Stock Compensation Plan may be made on terms which will qualify for exception from the deductibility limit. The Committee, however, retains discretion to make awards which are not fully deductible. Compensation paid in 2003 did not exceed the deductible limit.

SIGISMUNDUS W.W. LUBSEN, CHAIRMAN

JUDITH M. von SELDENECK     DONALD BECKMAN

Compensation Committee Interlocks and Insider Participation

      Mr. Beckman is of counsel to Beckman and Associates, a law firm, which provides legal services to the Company.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      The SEC requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns (assuming reinvestment of dividends) on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has approved the use of the S&P MidCap 400 Index for purposes of this performance comparison because it includes companies of similar size and industry group.

MARKET PERFORMANCE

Comparison of Five-Year Cumulative Total Return(a)

(a)	Assumes $100 invested on December 31, 1998 in Teleflex common stock, S&P 500 Index, and S&P MidCap 400 Index, using a fiscal year ending December 31 in all cases.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Non-Cash Compensation Paid to Certain Executive Officers

      The following table sets forth, for the fiscal years ended December 30, 2001, December 29, 2002, and December 28, 2003, respectively, certain compensation information with respect to the Company’s: (a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers, based on the salaries and bonuses earned by such executive officers during fiscal year 2003.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation Awards
		Annual Compensation
				Restricted		All Other
Name and Principal Position	Year	Salary	Bonus	Stock(a)	Options	Compensation(b)

Lennox K. Black	2003	$703,000	—	—	—	$6,180
Chairman and	2002	$790,708	—	—	—	$73,478
Director	2001	$1,054,100	—	—	—	$75,296
Jeffrey P. Black	2003	$530,000	$190,000	$105,000	50,000	$7,140
President, Chief	2002	$476,682	$250,000	—	120,000	$6,400
Executive Officer	2001	$421,500	—	—	20,000	$6,000
and Director
John J. Sickler	2003	$378,000	$300,000	$150,000	20,000	$7,250
Vice Chairman	2002	$350,000	$200,000	—	17,000	$7,250
	2001	$350,000	—	$519,000	17,000	$4,380
Harold L. Zuber, Jr.	2003	$371,000	—	$135,000	20,000	$8,070
Executive Vice	2002	$351,000	$200,000	—	17,000	$7,570
President and Chief	2001	$351,000	—	$519,000	17,000	$6,975
Financial Officer
Steven K. Chance	2003	$288,500	$75,000	$52,500	8,000	$9,870
Vice President,	2002	$280,000	$110,000	—	7,000	$9,353
General Counsel	2001	$280,000	—	$223,170	7,000	$8,475
and Secretary

(a)	On March 5, 2001, restricted stock awards were granted to Mr. Sickler (12,000 shares), Mr. Zuber (12,000 shares), and Mr. Chance (5,160 shares), subject to vesting on the first anniversary of the date of grant of such awards if the recipient then meets the employment requirements of the Company’s Stock Compensation Plan. On March 3, 2003, restricted stock awards were granted to each of Mr. J.P. Black, (2,800 shares), Mr. Sickler (4,000 shares), Mr. Zuber, (3,600 shares), and Mr. Chance (1,400 shares), subject to vesting on the first anniversary of the date of grant of such awards if the recipient then meets the employment requirements of the Company’s Stock Compensation Plan. Dividends are payable on shares of restricted stock to the same extent as paid on the Company’s common stock generally. At the end of fiscal year 2003, the following named executive officers held the number of shares of restricted stock specified after his name: Mr. J.P. Black, (2,800 shares), Mr. Sickler (4,000 shares), Mr. Zuber (3,600 shares) and Mr. Chance (1,400 shares).

(b)	The information reported includes the following for fiscal year 2003: (i) the dollar value of life insurance premiums paid for the benefit of each of the named executives as follows: Mr. L.K. Black, $6,180; Mr. J.P. Black, $1,140; Mr. Sickler, $7,250; Mr. Zuber, $2,070; Mr. Chance, $3,870; (ii) contributions to the Company’s Voluntary Investment Plan on behalf of the named executives to match 2003 pre-tax elective deferral contributions under §401(k) of the Internal Revenue Code made to such plan as follows: Mr. J.P. Black, $6,000; Mr. Zuber, $6,000; Mr. Chance, $6,000.

Option Grants

      The following table sets forth information with respect to the named executives concerning the grants of stock options during the last fiscal year ending December 28, 2003:

OPTION GRANTS IN LAST FISCAL YEAR

						Potential
	Individual Grants					Realizable Value at
						Assumed Annual
			% of Total			Rates of Stock Price
	Securities		Options			Appreciation for
	Underlying		Granted to	Exercise or		Option Term
	Options		Employees	Base Price	Expiration
Name	Granted		in FY	($/sh)	Date	5%	10%

Lennox K. Black	—		—	—	—	—	—
Jeffrey P. Black	50,000	(a)	7.99%	$37.50	3/3/13	$1,179,177	$2,988,267
John J. Sickler	20,000	(b)	3.20%	$37.50	3/3/13	$471,671	$1,195,307
Harold L. Zuber, Jr.	20,000	(b)	3.20%	$37.50	3/3/13	$471,671	$1,195,307
Steven K. Chance	8,000	(b)	1.28%	$37.50	3/3/13	$188,668	$478,123

(a)	These options become exercisable for 20% of the shares on the first anniversary of the grant (March 3, 2004), and for an additional 20% on each of the next four anniversaries, if the recipient then meets the employment requirements of the Company’s Stock Compensation Plan.

(b)	These options become exercisable for one-third of the shares on the first anniversary of the grant (March 3, 2004), and for an additional one-third of the shares on each of the next two anniversaries, if the recipient then meets the employment requirements of the Company’s Stock Compensation Plan.

Option Exercises and Holdings

      The following table sets forth information with respect to the named executives concerning the exercise of stock options during the last fiscal year ending December 28, 2003 and unexercised options held as of the end of the fiscal year:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUES TABLE

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at FY-End		at FY-End(a)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lennox K. Black	—	—	—	—	—	—
Jeffrey P. Black	—	—	72,000	159,750	$678,748	$926,564
John J. Sickler	30,000	$780,000	70,400	45,350	$1,240,448	$381,864
Harold L. Zuber, Jr.	5,000	$123,750	91,800	48,200	$1,768,648	$432,352
Steven K. Chance	—	—	41,001	22,499	$709,502	$222,373

(a)	Market value of underlying securities at year-end, minus the exercise price.

Pension Plans

      The company sponsors the Teleflex Incorporated Retirement Income Plan (“TRIP”), a qualified defined benefit pension plan, as well as the Supplemental Executive Retirement Plan (“SERP”), a non-qualified defined benefit pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan compensation and benefits.

      A participant accumulates units of annual pension benefit for each year of service. For each of the first thirty-five years of service, a participant’s unit is equal to 1.375% of his or her prior year’s annual plan compensation up to the social security integration level, plus 2.0% of such compensation in excess of the social security integration level. For each year of service in excess of thirty-five, a participant’s unit is equal to 1.833% of his or her prior year’s annual plan compensation. The TRIP only recognizes annual plan compensation that does not exceed the Maximum Recognizable Compensation Limit determined by the Internal Revenue Service (“IRS”). The SERP only recognizes base pay in excess of the IRS limit.

      The estimated annual benefits, assuming no future increase in base salary, payable as a life annuity upon retirement (age 65 or current age, if greater) for the following named executives is: Mr. L.K. Black, $231,394; Mr. J.P. Black, $254,883; Mr. Sickler, $120,196, and Mr. Chance, $101,228. For Mr. Zuber, who resigned as an officer of the Company effective December 31, 2003, such estimated annual benefit, payable as an annuity upon his reaching age 65, is $74,245.

Employment Contracts and Termination, Severance and Change-of-Control Arrangements

      The Company’s employment agreement with Lennox K. Black provides that Mr. Black may continue to serve the Company on a full-time basis or, at his election, as a consultant on a reduced-time basis until December 31, 2005. During the period of his full-time service, his salary will not be less than $574,000, and while serving as a consultant, his annual compensation will be at least 75% of his last full-time service salary but not less than $300,000, subject to adjustment for inflation. Mr. Black’s agreement also provides for death and disability benefits, compensation continuation for up to two years in case of termination of employment under certain circumstances, and payment of deferred compensation for fifteen years, commencing in 1995, at the rate of $100,000 per year. The Company has purchased insurance on Mr. Black’s life which will provide the Company with funds at least equal to the amount of such deferred compensation paid. In the event of termination of Mr. Black’s employment, other life insurance which the Company is providing to him as an employment benefit will be continued for his lifetime.

Director Compensation

      Directors of the Company who are also employees of the Company or any of its subsidiaries receive no additional compensation for their service as directors. Directors of the Company who are not employees of the Company or any of its subsidiaries (“outside directors”) are paid an annual fee at the rate of $20,000 per year and a $1,000 fee for each board or committee meeting attended, plus expenses. In addition, outside directors are paid the following equity based compensation under the Company’s Stock Compensation Plan: Prior to January 1, 2004, outside directors received a 5,000 share stock option on their first election or appointment to the board and all outside directors received annually a 2,000 share stock option. Effective January 1, 2004, the equity based portion of outside directors’ compensation was revised so that, upon their first election or appointment to the board, outside directors receive a 2,000 share stock option and all outside directors receive annually a restricted stock award of shares having a then market value of $20,000 and a 2,000 share stock option. The Chairpersons of the Audit Committee and the Compensation Committee each receive an annual stipend of $10,000 and $5,000, respectively. The Company provides no pension benefits to the outside directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of February 2, 2004, certain information with respect to ownership of the Company’s securities: (i) the name and address of each person known to the Company to beneficially own more than 5% of the Company’s outstanding common stock, (ii) the name of each director or nominee for director, (iii) certain named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the chart which follows, the Company is informed that each person named has sole voting power and sole investment power over the shares of Company common stock shown opposite his or her name.

	Shares		Percent
	Beneficially		of Outstanding
Name	Owned(a)		Common Stock

Lennox K. Black, 155 S. Limerick Rd., Limerick, PA 19468	3,729,612	(b)	9.23
Jeffrey P. Black	144,517		*
Donald Beckman, Two Penn Center Plaza Philadelphia, PA 19102	2,965,492	(c)	7.34
Patricia C. Barron	17,800		*
Steven K. Chance	64,687		*
William R. Cook	18,000		*
Joseph S. Gonnella, M.D.	13,722		*
Sigismundus W. W. Lubsen	12,809		*
John J. Sickler	207,765		*
James W. Stratton	27,084	(d)	*
Judith M. von Seldeneck	7,000		*
Harold L. Yoh III	7,000		*
Harold L. Zuber, Jr.	194,563		*
James W. Zug	1,000		*
All officers and directors as a group (19 persons)	4,549,503		11.26

*Represents holdings of less than 1%.

(a)	Includes (i) shares subject to presently exercisable stock options as follows: Mr. Jeffrey P. Black-86,084, Mr. Beckman-12,000, Mrs. Barron-17,000, Mr. Chance-53,834, Mr. Cook-15,000, Dr. Gonnella-12,000, Mr. Lubsen-12,000, Mr. Sickler-94,750, Mr. Stratton-12,000, Mrs. von Seldeneck-7,000, Mr. Yoh-7,000, Mr. Zuber-118,000 and all officers and directors as a group-508,305 (for purposes of calculating the percentages of beneficial ownership for officers and directors disclosed in the foregoing table, these shares were deemed to be outstanding) and (ii) shares held by the Trustee under the Company’s Voluntary Investment Plan with respect to which the employee has authority to direct voting as follows: Mr. Jeffrey P. Black-6,885, Mr. Zuber-6,973, Mr. Chance-266, and all officers and directors as a group-19,244.

(b)	Includes the following shares of which Mr. Lennox K. Black is deemed to be a “beneficial owner” under the applicable rules of the Securities and Exchange Commission: (i) 1,442,790 shares owned by Woelm Holding Company Limited, 1,442,790 shares owned by Margrit Nekouian Holding Company Limited and 283,640 shares owned by two individuals, for which Mr. Black holds revocable powers of attorney to vote such shares; and (ii) 52,800 shares owned by a trust of which Mr. Black is a trustee.

(c)	Includes the following shares of which Mr. Beckman is deemed to be a “beneficial owner” under the applicable rules of the Securities and Exchange Commission: (i) 1,442,790 shares held by Woelm Holding Company Limited of which Mr. Beckman is a director, (ii) 1,442,790 shares owned by Margrit Nekouian Holding Company Limited of which Mr. Beckman is a director [Mr. Lennox K. Black holds a revocable power of attorney to vote these shares, and these shares are also referred to in clause (i) of footnote (b)], and (iii) 52,800 shares owned by a trust of which Mr. Beckman is a trustee [Mr. Lennox K. Black is also a trustee of this trust, and these shares are also referred to in clause (ii) of footnote (b)].

(d)	Includes 8,900 shares in customer accounts managed by and owned of record by Stratton Management Company of which Mr. Stratton is deemed to be a “beneficial owner” under applicable rules of the Securities and Exchange Commission.

     The following table sets forth the information indicated for the only other person or group known to the Company to be a beneficial owner of more than 5% of the outstanding common shares of the Company.

	Number of Shares	Percentage
	of Common Stock	of Outstanding
Name and Address of Beneficial Owner	Beneficially Owned	Common Stock

Kayne Anderson Rudnick Investment Management LLC	3,428,021	8.49%
1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of Company stock. To the best of the Company’s knowledge, all required forms were filed on time except (1) that Mr. Chance filed a Form 4 late, reporting a single transaction, and (2) that Mr. Handy failed to file Form 4s to report his participation in the Company’s Deferred Compensation Plan, regarding compensation which was deferred in each of the 10 months since May 2003 as payroll deductions which were deferred and invested in shares of the Company’s common stock.

RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee will select and retain independent auditors for fiscal year 2004. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as our independent auditors for the Company’s fiscal year ending December 26, 2004. PricewaterhouseCoopers LLP has served as our independent auditors for more than 30 years. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the Company’s independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company.

AUDIT AND NON-AUDIT FEES

      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 28, 2003 and December 29, 2002, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

Services rendered	Fiscal 2003	Fiscal 2002

Audit fees	$1,513,678	$1,090,505
Audit-related fees	280,571	347,904
Tax fees	647,907	850,238
All other fees	53,805	232,353

	$2,495,961	$2,521,000

      Audit-Related Fees. Audit-related fees are for assurance and other activities not explicitly related to the audit of the Company’s financial statements, and consisted principally of fees for due diligence services in connection with potential acquisitions.

      Tax Fees. Tax fees consisted of fees for tax consultation, tax compliance and tax planning services.

      All Other Fees. All other fees consisted principally of fees related to litigation support services.

      The Audit Committee considers whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has determined such services for fiscal 2003 and 2002 were compatible. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during 2002 and 2003.

Policy on Audit Committee Pre-Approval of Audit and
Non-Audit Services of Independent Auditors

      The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors.

      On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

Vote Required

      The affirmative vote of a majority of the shares present and entitled to vote is required to ratify the proposal for ratification of the Independent Auditors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 26, 2004.

OTHER MATTERS

      The Board of Directors does not know of any other matters which may be presented at the Annual Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

      Stockholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, for which no postage is necessary if mailed in the United States or Canada. You may also vote by telephone by calling toll free 1-800-PROXIES (776-9437) or via the Internet at www.voteproxy.com. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire. Otherwise, your proxy will be voted for you.

      Any proposals submitted by stockholders for inclusion in the Company’s proxy statement and proxy for the 2005 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices no later than November 12, 2004 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

      In connection with any proposal submitted by stockholders for consideration at the 2005 Annual Meeting of Stockholders, but not proposed for inclusion in the Company’s proxy statement and proxy for the 2005 Annual Meeting of Stockholders, the Company may exercise discretionary voting authority with respect to proxies solicited for that meeting if appropriate notice of the stockholder’s proposal is not received by the Company at its principal executive offices by February 6, 2005.

By Order of the Board of Directors,

STEVEN K. CHANCE, Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNUAL MEETING OF STOCKHOLDERS OF

TELEFLEX INCORPORATED

April 30, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O	Patricia C. Barron
		O	Donald Beckman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	James W. Zug

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year 2004.	☐	☐	☐

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENCLOSED ENVELOPE.

Please check here if you plan to attend the meeting.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TELEFLEX INCORPORATED

     The undersigned hereby appoints James W. Stratton and William R. Cook proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Teleflex Incorporated standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 30, 2004 or any adjournment thereof.

(Continued on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

TELEFLEX INCORPORATED

April 30, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

- Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O	Patricia C. Barron
		O	Donald Beckman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	James W. Zug

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year 2004.	☐	☐	☐

The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENCLOSED ENVELOPE.

Please check here if you plan to attend the meeting.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.